CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-NOV-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-NOV-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-OCT-02
                                              LOCK-OUT DATE:         AUG-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I A-1F      CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 1,039,466.99      3,491,085.32        389,176.93      251,841.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    225,154.61        763,469.27
    (B) PARTIAL PREPAYMENTS RECEIVED                                77,773.07        263,718.11
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             675,625.59      2,290,956.30
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      978,553.27      3,318,143.68              0.00           0.00

(C) INTEREST DISTRIBUTION                                           60,913.72        172,941.64        389,176.93      251,841.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         60,913.72        172,941.64        389,176.93      251,841.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         28,891,880.77     97,968,515.45    120,364,000.00   64,300,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   978,553.27      3,318,143.68              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             27,913,327.50     94,650,371.77    120,364,000.00   64,300,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          515,764.86     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1F          0.93044425
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1V          0.93044425
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           515,764.86     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   467,735.33        118,875.00      106,833.33         91,406.25

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          467,735.33        118,875.00        106,833.33       91,406.25
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        467,735.33        118,875.00        106,833.33       91,406.25

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         96,110,000.00     22,500,000.00     20,000,000.00   18,750,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             96,110,000.00     22,500,000.00     20,000,000.00   18,750,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            30,000,000.00           2.5300%        1.8000%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                           101,726,000.00           2.0500%          0.25%   Spread
    REIMBURSEABLE FEES                                          120,364,000.00           3.8800%
                                                                 64,300,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         96,110,000.00           5.8400%
                                                                 22,500,000.00           6.3400%
                                                                 20,000,000.00           6.4100%
                                                                 18,750,000.00           5.8500%
                                                                 26,250,000.00           7.8400%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   171,500.00

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          171,500.00
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        171,500.00

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         26,250,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             26,250,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    04-NOV-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-NOV-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-OCT-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               323     11,810,567       31-59 Days Delinquent      121        4,107,447
    60-89 Days Delinquent                                74      2,691,197       60-89 Days Delinquent       40        1,306,877
    90+ Days Delinquent                                  37      1,467,779       90+ Days Delinquent         21          738,242

    3-Month Avg Thirty-Day Delinquency Ratio          5.03%                      3-Month Avg Thirty-Day Delinquency Ratio  1.10%
    3-Month Avg Sixty-Day Delinquency Ratio           0.74%                      3-Month Avg Sixty-Day Delinquency Ratio   0.34%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                               1,645,467.84          Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount        0
(J) Principal Balance of Contracts in Repossession            1,685,878.76        Cumulative Acquisition Loss Amount      10,344

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.01%
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   171,500.00
    (y) Remaining Amount Available                            1,816,967.84
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                     7     454,069.60

(Q) Principal Prepayments Paid                                3,308,073.07

(R) Scheduled Principal Payments                                988,623.88

(S) Weighted Average Interest Rate                                  10.11%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                6,548,968.78
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          2,222,942.77
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             3,500.20
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       1,611.48
(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                325,477.96
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                          162,391.75


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 515,764.86
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             515,764.86

Available Distribution Amount-Vanderbilt                                     5,711,226.16
Available Distribution Amount-Subservicer-21st                               2,062,162.50

To Class A And B                                                             6,127,920.82

Monthly Excess Cashflow                                                      1,645,467.84

Weighted Average Remaining Term (Months)                                           227.00

  Scheduled Balance Computation

  Prior Month Balance                                                      495,134,268.09


  Current Balance                                     490,926,559.33
     Adv Principal                                        120,749.49
     Del Principal                                        209,737.68
  Pool Scheduled Balance                                                   490,837,571.14


  Principal Payments In Full                            2,966,581.89
  Partial Prepayments                                     341,491.18

  Scheduled Principal                                     988,623.88

  Collateral Balance                                                       490,926,559.33
